UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):  August 5, 2014
Communication Intelligence Corporation
(Exact name of registrant as specified in its charter)
Delaware	000-19301	94-2790442
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

275 Shoreline Drive, Suite 500
Redwood Shores, CA 94065
(Address of principal executive offices)
(650) 802-7888
Registrant's telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                          Unregistered Sales of Equity Securities

On August 5, 2014, Communication Intelligence Corporation (the "Company") entered into subscription agreements (the "Subscription Agreements") with certain investors (each, an "Investor," and, collectively, the "Investors"). Under the terms of the Subscription Agreements, the Investors purchased an aggregate of 1,120,000 shares of Series D-1 Preferred Stock  for an aggregate purchase price of $1.12 million.  Shares of Series D-1 Preferred Stock are convertible into shares of Common Stock at an initial conversion price of $0.0225 per share (subject to adjustment).

Item 7.01                          Regulation FD Disclosure

On August 7, 2014, the Company issued a press release announcing the Company's closing of the sale of shares of Series D-1 Preferred Stock described above.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                          Financial Statements and Exhibits

(d)            Exhibits

99.1  Press Release dated August 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Communication Intelligence Corporation
Date: August 11, 2014
	By:	/s/ Andrea Goren

Andrea Goren
Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press Release dated August 7, 2014